EXHIBIT 3.2


                                    CORPORATIONS LAW
                                    ----------------

                                MEMORANDUM OF ASSOCIATION
                                           OF

                                    CoalCorp Pty Ltd
                                    ----------------

                                A Company Limited by Shares

1  The name of the Company is CoalCorp Pty Ltd.

2  The liability of the members is limited.

3 The share capital with which the Company proposes to be registered is two million dollars ($2,000,000) divided into one hundred million (100,000,000) ordinary class "A" shares of one cent ($0.01) each and one hundred million (100,000,000) non voting class "B" shares of one cent each ($0.01).

4 The subscribers' shares are deemed to have been allotted upon incorporation of the Company.

5 The full names, address and occupation of the subscribers to this Memorandum of Association and the number of shares they respectively agree to take are as follows:-

   Names, address and occupations                 No of Share
   ------------------------------                 -----------

   Suzanne Zylmans                  Secretary     one class "A" ordinary
   2 Ginger Close
   REDLYNCH QLD 4870

   Frank Lanza                      Barrister     one class "A" ordinary
   14 Pariguna Street
   TRINITY BEACH OLD 4879

We, the several persons whose names arc subscribed hereto are desirous of being formed into a company in pursuance of this Memorandum of Association and respectively agree to take the number of shares in the capital of the company set out opposite our respective names, in the last preceding paragraph hereof.

Signature           Number of shares taken by each Witness to all signatures

/S/ Suzanne Zylmans    One hundred class "A" ordinary
/s/ Frank Lanza        One hundred class "A" ordinary /s/ Gordon Subloo

Dated this 24th day of Dec. 1996

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[Form]                                             902    1/A    5/6/92

      ASC registered agent number   9440
      lodging party or agent name   Ace Shelf Companies
                          address   PO Box 7612
                                    Cairns Qld         Postcode 4870
                        telephone   (070) 316676
                        facsimile   (070) 314627
                        DX number   -                  Suburb/city    -

__________________________________________________________________________

[ Logo ] Australian Securities Commission                 form 902
         Notification of                                  Corporations Law
         information supplementary to a form              1274(8)(h)
         or document previously lodged
__________________________________________________________________________

         The document for which this form is supplementary is lodged for:

(tick one box)  [X] corporation           [ ] securities dealer
                                                   [ ] investment advisor
                [ ] futures broker        [ ] futures advisor
                                                   [ ]registered auditor
                [ ] registered liquidator [ ] proper authority holder
                                              from securities licensee
                [ ] proper authority holder from futures licensee

       corporation or person name        CoalCorp Pty Ltd
A.C.N. or A.R.B.N. or license no.        076 905 318

======================
Details of the original document

                           Title     Form 201 Registration in Australian Co.
document no. allocated by A.S.C.
                date of lodgment     24-12-96

======================
Supplementary information

                      The authorized share capital information was wrong in the initial application and should have read correctly as follows:

                                      Nominal Value        Special
    Class of Share|Number of Shares |    per share   |   Rights Y/N   |
    -------------------------------------------------------------------
    Ordinary "A"  |   25,000,000    |  $1.00         | Voting         |
    Ordinary "B"  |   25,000,000    |  $1.00         | Non Voting     |


 (if insufficient space) Further details are enclosed inthe annexure marked ( ) of ( ) pages.


======================-------------------------------------------------
Signature

           This form must be signed by the person who signed the form or document which this form is intended to supplement unless the Commission, in a special case, allows otherwise.

         printname      Frank Lanza              Capacity      Director
                  -----------------------------------------------------
print company name      (if company acting as agent)

[ logo ] sign here  /s/ Frank Lanza               Date          14/2/97
                  -----------------------------------------------------

-----------------------------------------------------------------------
 *Annexures must conform to the requirements shown on the back of this form.

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                                      CORPORATIONS LAW
                                      ----------------

                                  ARTICLES OF ASSOCIATION
                                            OF

                                     CoalCorp Pty Ltd
                                     ----------------

                                A Company Limited by Shares

1     Subject to the modifications hereinafter set forth the Regulations in Table "A" in Schedule 1 to the Corporations Law shall apply to this Company.

2     The Company is a Proprietary Company and accordingly:-

98. Every officer, auditor or agent of the company shall be indemnified out of the property of The company against any Liability incurred by him in his capacity as officer, auditor or agent in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in relation to any such proceedings in which relief is under the Law granted to him by the Court.